REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and
Shareholders of CONMED Corporation


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of CONMED Corporation and its subsidiaries at December 29, 1995 and December 30, 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 29, 1995 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PRICE WATERHOUSE LLP


Syracuse, New York
January 29, 1996

                  CONMED CORPORATION CONSOLIDATED BALANCE SHEETS
                       (In thousands except share amounts)
                            December 30, December 29,

                                                                            1994            1995
                                                                          --------        --------
ASSETS
Current assets:
     Cash and  cash equivalents ..................................        $  3,615        $  1,539
     Accounts receivable less allowance for doubtful accounts of
       $343 in 1994 and $400 in 1995 .............................          13,141          22,649
     Income taxes receivable (Note 6) ............................            --               961
     Inventories (Notes 1 and 2) .................................           9,620          20,943
     Deferred income taxes (Note 6) ..............................           1,494           2,678
     Prepaid expenses and other current assets ...................             451             476
                                                                          --------        --------
                  Total current assets ...........................          28,321          49,246
Property, plant and equipment, net  (Notes 1 and 3) ..............          16,227          19,728
Deferred income taxes (Note 6) ...................................            --             2,907
Covenant not to compete, net (Note 1) ............................           1,530           1,153
Goodwill, net (Notes 1 and 10) ...................................          13,920          41,438
Patents, trademarks and other assets (Note 1) ....................           2,106           4,931
                                                                          --------        --------
                  Total assets ...................................        $ 62,104        $119,403
                                                                          ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Current portion of long-term debt (Note 4) ..................        $  2,500        $  6,000
     Accounts payable ............................................           1,539           2,351
     Income taxes payable (Note 6) ...............................             455            --
     Accrued payroll and withholdings ............................           2,571           2,282
     Accrued pension (Note 9) ....................................             307             274
     Accrued patent litigation (Note 11) .........................           2,360            --
     Other current liabilities ...................................             430             989
                                                                          --------        --------
                   Total current liabilities .....................          10,162          11,896

Long-term debt (Note 4) ..........................................           6,875          26,340
Deferred income taxes (Note 6) ...................................           1,011
Accrued pension (Note 9) .........................................             276             276
Deferred compensation ............................................             719             868
Long-term leases (Note  5) .......................................            --             3,521
Other long-term liabilities (Note 5) .............................            --             1,500
                                                                          --------        --------
                    Total liabilities ............................          19,043          44,401

                       (In thousands except share amounts)
                            December 30, December 29,

                                                                            1994            1995
                                                                          --------        --------
Commitments (Notes 3, 5, 7, 9, 10 and 11)
Shareholders' equity (Notes 1 and 7):
    Preferred stock, par value $.01 per share;
       authorized 500,000 shares; none outstanding
    Common stock, par value $.01 per share; 20,000,000 authorized;
       9,057,321 and 11,000,105, issued and outstanding in
       1994 and 1995, respectively ...............................              90             110
    Paid-in capital ..............................................          23,502          44,560
    Retained earnings ............................................          19,469          30,332
                                                                          --------        --------
                    Total shareholders' equity ...................          43,061          75,002
                                                                          --------        --------
                    Total liabilities and shareholders' equity ...        $ 62,104        $119,403
                                                                          ========        ========

                See notes to consolidated financial statements.

                               CONMED CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                     (In thousands except per share amounts)

                                                                For the Years Ended
                                                      Dec. 31,        Dec. 30,         Dec. 29,
                                                       1993             1994             1995
                                                     --------         --------         --------
Net sales (Note 8) ..........................        $ 53,641         $ 71,064         $ 99,558
                                                     --------         --------         --------

Cost of sales ...............................          30,218           38,799           52,402
Selling and administrative expense ..........          17,402           20,979           25,570
Litigation and product restructure (Note 11)            5,700             --               --
Research and development expense ............           2,222            2,352            2,832
                                                     --------         --------         --------
                                                       55,542           62,130           80,804
                                                     --------         --------         --------

Income (loss) from operations ...............          (1,901)           8,934           18,754

Interest income (expense), net (Note 4) .....            (214)            (628)          (1,991)
                                                     --------         --------         --------
Income (loss) before income taxes ...........          (2,115)           8,306           16,763
Provision  (benefit) for income taxes
   (Notes 1 and 6) ..........................            (719)           2,890            5,900
                                                     --------         --------         --------

Net income (loss) ...........................        $ (1,396)        $  5,416         $ 10,863
                                                     ========         ========         ========
Weighted average number of common shares
    and equivalents outstanding (Note 1) ....           9,426            9,624           11,613
                                                     ========         ========         ========
Earnings (loss) per common  and
    common equivalent share .................        $   (.15)        $    .56         $    .94
                                                     ========         ========         ========


                See notes to consolidated financial statements.

                               CONMED CORPORATION
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

 For the Years Ended December 31, 1993, December 30, 1994 and December 29, 1995
                                 (In thousands)

                                                                 Common Shares             Paid-in        Retained
                                                             Number         Amount         Capital        Earnings
                                                             ------         -------        -------        -------
Balance at December 25, 1992 .......................          8,947         $    90        $23,129        $15,450
  Exercise of stock options ........................             80                            203
  Tax benefit arising from exercise of stock options                                            14
  Net loss .........................................                                                       (1,396)
                                                             ------         -------        -------        -------
Balance at December 31, 1993 .......................          9,027              90         23,346         14,054
  Exercise of stock options ........................             30                             97
  Tax benefit arising from exercise of stock options                                            59
  Cash payment in lieu of  fractional shares for
      stock split in the form of a stock dividend ..                                                           (1)
   Net income  .....................................                                                        5,416
                                                             ------         -------        -------        -------
Balance at December 30, 1994 .......................          9,057              90         23,502         19,469
  Exercise of stock options ........................            353               4          2,096
  Tax benefit arising from exercise of stock options                                         1,223
  Stock issued in connection with  Birtcher
       acquisition (Note 10) .......................          1,590              16         17,739
  Net income .......................................                                                       10,863
                                                             ------         -------        -------        -------
Balance at December 29, 1995 .......................         11,000         $   110        $44,560        $30,332
                                                             ======         =======        =======        =======

                See notes to consolidated financial statements.

                               CONMED CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                For the Years Ended
                                                                     Dec. 31,         Dec. 30,         Dec. 29,
                                                                       1993             1994             1995
                                                                     --------         --------         --------
Cash flows from operating activities:
   Net income (loss) ........................................        $ (1,396)        $  5,416         $ 10,863
                                                                     --------         --------         --------
   Adjustments to reconcile net income to net cash provided
     by operations:
          Depreciation ......................................           2,209            2,457            2,861
          Amortization ......................................           1,053            1,421            2,154
          Increase (decrease) in cash flows from changes in
            assets and liabilities, net of effects from
            acquisitions (Note 10):
              Accounts receivable ...........................            (100)          (1,684)          (3,943)
              Inventories ...................................           1,634             (619)          (4,311)
              Prepaid expenses and other current assets .....             143               58              (25)
              Accounts payable ..............................             397              274              452
              Income tax payable ............................             (25)             394           (2,659)
              Income tax benefit of stock option exercises ..              14               59            1,233
              Accrued payroll and withholdings ..............             226            1,327             (487)
              Accrued pension ...............................             342             (147)             (33)
              Accrued patent litigation .....................           2,715             (355)          (2,360)
              Other current liabilities .....................            (345)            (210)             559
              Deferred income taxes .........................          (1,236)             182            1,398
              Other assets/liabilities (net) ................              42             (313)            (643)
                                                                     --------         --------         --------
                                                                        7,069            2,844           (5,804)
                                                                     --------         --------         --------

              Net cash provided by operations ...............           5,673            8,260            5,059
                                                                     --------         --------         --------


                               CONMED CORPORATION
               CONSOLIDATED STATEMENTS OF CASH FLOWS -- Continued
                                 (In thousands)

                                                                                For the Years Ended
                                                                     Dec. 31,         Dec. 30,         Dec. 29,
                                                                       1993             1994             1995
                                                                     --------         --------         --------
Cash flows from investing activities:
        Acquisitions (Note 10) ..............................         (21,800)          (2,000)          (9,500)
        Acquisition of property, plant and  equipment .......          (1,506)          (2,190)          (5,195)
                                                                     --------         --------         --------
             Net cash used in investing activities ..........         (23,306)          (4,190)         (14,695)
                                                                     --------         --------         --------

Cash flows from financing activities:
        Proceeds of long term debt ..........................          13,500             --             26,590
        Proceeds from issuance of common stock ..............             203               97            3,328
        Payments on long-term debt and other obligations ....          (1,702)          (2,530)         (22,358)
                                                                     --------         --------         --------
             Net cash provided (used) by financing activities          12,001           (2,433)           7,560
                                                                     --------         --------         --------
Net increase (decrease) in cash and cash equivalents ........          (5,632)           1,637           (2,076)
Cash and cash equivalents at beginning of year ..............           7,610            1,978            3,615
                                                                     --------         --------         --------
Cash and cash equivalents at end of year ....................        $  1,978         $  3,615         $  1,539
                                                                     ========         ========         ========

Supplemental disclosures of cash flow information:
Cash paid during the year for:
         Interest ...........................................        $    294         $    641         $  1,876
         Income taxes .......................................             682            2,470            2,466

Supplemental non-cash investing and financing activities:
As more fully discussed in Note 10, the Company acquired a business in 1995 through the exchange of 1,590,000 shares of the Company's common stock and the assumption of $3,500,000 of net liabilities.

                See notes to consolidated financial statements.

                               CONMED CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Organization and operations

         The consolidated financial statements include the accounts of CONMED Corporation and its subsidiaries (the Company). All intercompany transactions have been eliminated. The Company is primarily engaged in the development, manufacturing and marketing of disposable medical products and related devices for various medical applications.

Statement of cash flows

         The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Fiscal year end

         The Company's fiscal year ends on the last Friday in December.

Inventories

         The inventories are stated at the lower of cost or market, cost being determined on the first-in, first-out basis.

Property, plant and equipment

         Property, plant and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets, which range from four to forty years. Expenditures for repairs and maintenance are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resultant gain or loss is recognized.

Patents and Trademarks

         Patents and trademarks are amortized over their expected useful lives of 3 to 17 years. Accumulated amortization of patents and trademarks was $504,000 and $867,000 at December 30, 1994 and December 29, 1995, respectively.

Goodwill

         Goodwill is amortized over periods ranging from 13 to 40 years. Accumulated amortization of goodwill amounted to $894,000 and $2,171,000 at December 30, 1994 and December 29, 1995, respectively.

Covenant not to compete

         Covenant not to compete is amortized over a 5 year period. Accumulated amortization related to this asset amounted to $2,750,000 and $3,047,000 at December 30, 1994 and December 29, 1995, respectively.

Earnings per common and common equivalent share

         Earnings per common and common equivalent share was computed by dividing net income (loss) by the weighted average number of shares of common stock and common stock equivalents outstanding during the year.

Use of estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

         Certain amounts previously reported have been reclassified to conform to current year classifications.

NOTE 2 - INVENTORIES

         The components of inventory are as follows (in thousands):

                                                     Dec. 30,           Dec. 29,
                                                       1994               1995
                                                     -------             -------
Raw materials ..........................             $ 4,154             $ 7,209
Work in process ........................               1,851               5,680
Finished goods .........................               3,615               8,054
                                                     -------             -------
                                                     $ 9,620             $20,943
                                                     =======             =======

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

         Details of property, plant and equipment are as follows (in thousands):

                                                          Dec. 30,       Dec. 29,
                                                            1994          1995
                                                          -------        -------
Land and improvements ............................        $   370        $   495
Building and improvements ........................          9,720         12,285
Machinery and equipment ..........................         18,191         20,460
Construction in progress .........................             95            702
                                                          -------        -------
                                                           28,376         33,942
     Less: Accumulated depreciation ..............         12,149         14,214
                                                          -------        -------
                                                          $16,227        $19,728
                                                          =======        =======

         Rental  expense  on  operating  leases  was   approximately   $392,000,
$441,000,  and  $445,000  for the years ended  December  1993,  1994,  and 1995, respectively. The aggregate future minimum lease commitments for operating leases at December 29, 1995 amounted to approximately $233,000 and $31,000 payable in 1996 and 1997, respectively.

NOTE 4 - LONG-TERM DEBT

         Long-term debt consists of the following (in thousands):

                                                       Dec. 30,          Dec. 29,
                                                         1994             1995
                                                       -------           -------
Term loan ..................................           $ 9,375           $27,000

Revolving line of credit ...................                               5,340
                                                       -------           -------
                                                         9,375            32,340
Less: current portion ......................             2,500             6,000
                                                       -------           -------
                                                       $ 6,875           $26,340
                                                       =======           =======

         The Company's credit facility consists of a $30,000,000 term loan and a $10,000,000 revolving line of credit. The existing term loan is payable in quarterly installments of $1,500,000 at an interest rate of 1.625% over LIBOR (7.60% at December 29, 1995). The existing revolving line of credit expires on April 1, 1998 and carries an interest rate of 1.50% over LIBOR (7.47% at December 29, 1995). The credit facility, which is secured by substantially all of the assets of the Company, contains minimum requirements for working capital, cash flow and net worth. The Company has met these requirements.

         In anticipation of the proposed acquisition of NDM (Note 10), the Company has obtained a commitment from existing lenders to increase its aggregate credit facility to $80,000,000. Under terms of this commitment which will become effective upon consummation of the NDM acquisition, the Company will have a term loan of $65,000,000 and an available revolving line of credit of $15,000,000. The term loan will be payable in quarterly installments over five years while the revolving credit facility will initially be outstanding for a period of three years. Under this commitment, the Company will have interest rate options equal to a base rate (the higher of prime or a federal funds rate) or 1.25% over LIBOR.

         Total interest costs in 1993 and 1994 were $306,000 and $628,000, respectively, all of which was expensed. Interest cost during 1995 was $2,119,000 of which $73,000 was capitalized as interest during construction.


NOTE 5 - LEASES AND OTHER LONG-TERM LIABILITIES

         Upon the Company's acquisition of Birtcher (Note 10), use of certain manufacturing and administrative facilities previously occupied by Birtcher was discontinued. A liability of approximately $4,407,000 was established in connection with Birtcher purchase accounting representing the aggregate future rental payments net of committed sublease income at the date of acquisition.

         Future minimum rental commitments, net of sublease income, for such leases at December 29, 1995 are as follows (in thousands):

                             Minimum       Minimum
                             Rental        Rental
                            Payments       Income          Net
                            --------       -------       ------
                 1996        $1,404        $  946        $  458
                 1997         1,444           895           549
                 1998         1,474           590           884
                 1999         1,534           590           944
                 2000         1,081           395           686
                             ------        ------        ------
                             $6,937        $3,416        $3,521
                             ======        ======        ======

Prior to its acquisition by the Company, Birtcher voluntarily began participation in an environmental investigation at a former facility located in El Monte, California. The former facility is located in the El Monte Operable Unit of the San Gabriel Valley Superfund Site. The Environmental Protection Agency has not named Birtcher as a Potentially Responsible Party in this matter. Based on estimates prepared by the Company's environmental consultants, the Company established a liability for site clean-up of $1,500,000 in connection with purchase accounting for Birtcher.

NOTE 6 - FEDERAL AND STATE INCOME TAXES

         The  provision   for  income  taxes   consists  of  the  following  (in
thousands):

                                                         For the year ended,
                                                    -----------------------------
                                                    Dec. 31,   Dec. 30,  Dec. 29,
                                                      1993       1994     1995
                                                    -------    -------   -------
Current tax expense:
     Federal ....................................   $   404    $ 2,416   $ 4,493
     State ......................................       113        292       356
                                                        517      2,708     4,849
Deferred income tax expense (benefit) ...........    (1,236)       182     1,051
                                                    -------    -------   -------
      Provision (benefit) for income taxes ......   $  (719)   $ 2,890   $ 5,900
                                                    =======    =======   =======

         A reconciliation between income taxes computed at the statutory federal rate and the provision for income taxes follows:

                                                            For the year ended,
                                                       -----------------------------
                                                       Dec. 31,   Dec. 30,  Dec. 29,
                                                         1993       1994     1995
                                                       -------    -------   -------
Tax provision (benefit) at statutory rate based
      on income before taxes ........................    (34.0)%   34.0%    34.7%
Foreign sales corporation ...........................     (3.0)    (1.5)    (1.7)
State taxes .........................................      3.2      2.3      1.4
Other, net ..........................................      (.2)     (.-)      .8
                                                          ----     ----     ----
                                                         (34.0)%   34.8%    35.2%
                                                          ====     ====     ====

         The tax effects of the significant temporary differences which comprise the deferred tax assets and liabilities are as follows (in thousands):

                                                            Dec. 30,    Dec. 29,
                                                             1994         1995
                                                            -------     -------
Assets
    Accrued litigation costs ..........................     $   800     $   --
    Receivables .......................................         138         617
    Inventory .........................................         412       1,860
    Deferred compensation .............................         244         295
    Employee benefits .................................         178         201
    Other .............................................          87         258
    Leases ............................................        --         1,650
    Goodwill ..........................................        --         1,406
    Birtcher net operating losses .....................        --         6,084
    Valuation allowance for deferred tax assets .......        --        (5,417)
                                                            -------     -------
                                                              1,859       6,954
                                                            -------     -------
Liabilities
     Depreciation .....................................         957       1,017
     Intangible asset amortization ....................         283         102
     Interest charge DISC .............................         136         109
     Other ............................................        --           141
                                                            -------     -------
                                                              1,376       1,369
                                                            -------     -------
                                                            $   483     $ 5,585
                                                            =======     =======

         Birtcher net operating losses are subject to certain limitations and expire over the period 2008 to 2010. Management has established a valuation allowance of $5,417,000 to reflect the uncertainty of realizing the benefit of certain of these carryforwards. Utilization of Birtcher operating loss carryforwards in excess of the net amount recorded at December 29, 1995 of $667,000 will serve to decrease Goodwill associated with the Birtcher acquisition.

NOTE 7 - SHAREHOLDERS' EQUITY

         On November 22, 1994 and October 31, 1995, the Board of Directors of the Company declared three-for-two splits of the Company's common stock to be effected in the form of stock dividends. Such dividends were payable on December 27, 1994 and November 30, 1995 to shareholders of record on December 8, 1994 and November 13, 1995, respectively. Accordingly, common stock, retained earnings, earnings (loss) per share, the number of shares outstanding, the weighted average number of shares and equivalents outstanding and stock option data have been restated to retroactively reflect the split.

         On December 22, 1995, the Company filed a Registration Statement with the Securities and Exchange Commission in anticipation of a public offering of 2,800,000 shares of the Company's common stock. Proceeds of this offering, which is expected to occur in the first quarter of 1996, will be used to repay outstanding debt under the Company's credit facility (Note 4).

         In 1983, the shareholders authorized 500,000 shares of preferred stock, par value $.01 per share, which may be issued in one or more series by the Board of Directors without further action by the shareholders. As of December 29, 1995, no preferred stock had been issued.

         The Company has reserved 1,350,000 shares of common stock for issuance to employees and directors under three Stock Option Plans (the "Plans"). As of December 29, 1995, a total of 1,682,470 of these options had been granted at $.89 to $25.00 per share. The option price on all outstanding options is equal to the estimated fair market value of the stock at the date of grant. Stock options are non-transferable other than on death and are exercisable one year from date of grant but for not more than ten years from date of grant. As of December 29, 1995, 1,263,000 stock options were exercisable.

         The following is a summary of incentive stock option activity under the Plans (in thousands except per share amounts):

                                         Number of       Price per
                                           Shares          Share             Total
                                           -----       ------------         --------
Outstanding at December 25, 1992           1,123       $ 0.75-15.00         $  7,543
     Granted during fiscal 1993              147         5.11- 8.77              832
     Forfeited .................             (35)        5.11-15.00             (259)
     Exercised .................             (80)        0.75- 3.33             (203)
                                           -----       ------------         --------
Outstanding at December 31, 1993           1,155         0.89-15.00            7,913
     Granted during fiscal 1994              137         5.11-10.67            1,275
     Forfeited .................              (8)        5.11-12.22             (108)
     Exercised .................             (30)        0.89- 6.22              (97)
                                           -----       ------------         --------
Outstanding at December 30, 1994           1,254         0.89-15.00            8,983
     Granted during fiscal 1995              251        11.67-25.00            4,968
     Forfeited .................             (12)        7.67-21.75             (104)
     Exercised .................            (253)        0.89-12.22           (1,299)
                                           -----       ------------         --------
Outstanding at December 29, 1995           1,240       $ 0.89-25.00         $ 12,548
                                           =====       ============         ========

         Through the Company's 1989 acquisition of Aspen Laboratories, Inc., Bristol-Myers Squibb Company received a warrant dated as of August 31, 1989 to purchase at $4.29 per share 698,470 shares of the Company's common stock subject to adjustment for certain stock transactions. The warrant is currently exercisable and expires on August 31, 2000.

         In connection with the acquisition of Birtcher (Note 10), Birtcher incentive stock options outstanding as of the acquisition were exchanged for options to purchase common stock of CONMED Corporation. Such options were exercisable for a period of six months from the date of the acquisition. Proceeds resulting from the exercise of options of 100,000 shares for $797,000 have been recorded as an increase to common stock and paid-in capital.

         In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation". SFAS 123 defines a fair value based method of accounting for an employee stock option. Under the fair value based method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period. A company may elect to adopt SFAS 123 or elect to continue accounting for its stock option or similar equity awards using the intrinsic method, where compensation cost is measured at the date of grant based on the excess of the market value of the underlying stock over the exercise price. If a company elects not to adopt the fair value method defined by SFAS 123, then it must provide pro forma disclosure of net income and earnings per share, as if the fair value based method had been applied. SFAS No. 123 is effective for transactions entered into for fiscal years that begin after December 15, 1995. It is currently anticipated that the Company will continue to account for stock-based compensation plans under the intrinsic method and therefore, SFAS 123 will have no effect on the Company's consolidated financial position or results of operations.

NOTE 8 - EXPORT SALES AND MAJOR CUSTOMERS

         Sales outside of the United States accounted for approximately 12.8% of the Company's total sales in 1993, 13.6% in 1994 and 15.5% in 1995. The Company's products are provided to medical professionals and facilities directly and through medical supply distributors. Sales to one distributor totaled 12.3% of the Company's sales in 1995 and 10.7% of 1994 sales. Sales to another distributor totaled 10.0% of the Company's sales in 1994.

NOTE 9 - PENSION PLANS

         The Company maintains defined benefit plans covering substantially all employees. The Company makes annual contributions to the plans equal to the maximum deduction allowed for federal income tax purposes.

         Net pension cost for 1993, 1994, and 1995 included the following components (in thousands):

                                                         1993     1994     1995
                                                        -----    -----    -----
Service cost - benefits earned during the period ....   $ 591    $ 583    $ 758
Interest cost on projected benefit obligation .......     262      286      353
Actual (gain) loss on plan assets ...................    (179)    (327)    (959)
Net amortization and deferral .......................       2       86      685
                                                        -----    -----    -----
Net pension  cost ...................................   $ 676    $ 628    $ 837
                                                        =====    =====    =====

         The following tables set forth the plans' funded status and amounts recognized in the Company's Consolidated Balance Sheet at December 30, 1994, and December 29, 1995 (in thousands):

                                                                               1994            1995
                                                                             -------         -------
Actuarial present value of accumulated benefit obligation
     Vested benefits ................................................        $ 3,404         $ 3,811
     Non-vested benefits ............................................            129             216
                                                                             -------         -------
     Accumulated benefits obligations ...............................          3,533           4,027
     Additional amounts related to projected pay increases ..........          1,272             661
                                                                             -------         -------
Projected benefit obligations for service rendered to date ..........          4,805           4,688
Plan assets at fair value, consisting of debt and
   equity securities ................................................          3,675           4,014
                                                                             -------         -------
Plan benefit obligations in excess of plan assets ...................          1,130             674
Unrecognized net obligation of CONMED plan at December 26, 1986
   being recognized over 25 years ...................................            (84)            (80)
Unrecognized prior service cost .....................................           (217)           (206)
Unrecognized net gain (loss) from past experience different from that
   assumed and effects of changes in assumptions ....................           (246)            162
                                                                             -------         -------
Accrued pension costs recognized in the
   balance sheet ....................................................        $   583         $   550
                                                                             =======         =======

         For actuarial calculation purposes, the weighted average discount rate was 7.0% in 1993, 1994 and 1995. The expected long term rate of return was 8.0% in 1993, 1994 and 1995. The rate of increase in future compensation levels was 4.0% in 1993, 1994 and 1995. Common stock of the Company included in plan assets, at fair value, was approximately $462,000 at December 30, 1994 and $459,000 at December 29, 1995.

NOTE 10 - BUSINESS ACQUISITIONS

         In July 1993 the Company acquired certain assets and the business of Medtronic Andover Medical, Inc., a manufacturer of cardiac monitoring disposable products, from Medtronic, Inc. in a purchase transaction for approximately $21,800,000 in cash. Accordingly, the results of operations of the acquired business are included in the consolidated results of the Company from the date of acquisition. The transaction was accounted for using the purchase method of accounting. Goodwill is being amortized on a straight-line basis over a 40 year period while a covenant not to compete and other intangible assets related to the acquisition are being amortized on a straight-line basis over periods ranging from five to eight years.

         In November 1994, the Company acquired a specialty ECG monitoring product line from Becton Dickinson Vascular Access Company in a purchase transaction amounting to $2,000,000 in cash. The product line's operations have been included with the Company's financial results since the acquisition date. Goodwill is being amortized on a straight-line basis over a 40 year period and a covenant not to compete is amortized over a five year period.

         On March 14, 1995, the Company acquired Birtcher Medical Systems, Inc. ("Birtcher") through an exchange of the Company's common stock for all of the outstanding common and preferred stock of Birtcher. In connection with this transaction, the Company issued 1,590,000 shares of common stock valued at $17,750,000 and assumed approximately $3,500,000 of net liabilities. Accordingly, the results of operations of the acquired business are included in the consolidated results of the Company from the date of acquisition. The acquisition was accounted for using the purchase method of accounting. Goodwill associated with the acquisition is being amortized on a straight-line basis over a 40 year period.

         On May 22, 1995, the Company acquired the business and certain assets of the Master Medical Corporation ("Master Medical") for a cash purchase price of approximately $9,500,000 and assumption of $500,000 of liabilities. Accordingly, the results of operations of the acquired business are included in the consolidated results of the Company from the date of acquisition. The acquisition was accounted for using the purchase method of accounting. Goodwill associated with the acquisition approximating is being amortized on a straight-line basis over a 15 year period.

         On an unaudited pro forma basis, assuming the Birtcher and Master Medical acquisitions had occurred as of the beginning of the periods presented, the consolidated results of the Company would have been as follows (in thousands, except per share amounts):

                                                          For the years ended
                                                                 December
                                                          1994            1995
                                                        --------        --------
Pro forma revenues .............................        $107,336        $107,425
                                                        ========        ========

Pro forma net income ...........................        $  7,956        $ 11,713
                                                        ========        ========

Pro forma earnings per common and
  common equivalent share ......................        $    .71        $    .99
                                                        ========        ========

         In October 1995, the Company signed an asset purchase agreement whereby the Company will acquire substantially all the business and certain assets of New Dimensions in Medicine, Inc. ("NDM") for a cash purchase price of approximately $32.0 million plus the assumption of net liabilities of approximately $5.1 million. Through this acquisition, which is expected to close in the first quarter of 1996 and which is subject to the approval of the shareholders of NDM, the Company will acquire the business of NDM relating to the design, manufacture and marketing of a broad line of ECG electrode products, disposable electrosurgical products and various Hydrogel wound care products.

         On an unaudited pro forma basis, assuming the Birtcher, Master Medical and NDM acquisitions had occurred as of the beginning of the periods presented, the consolidated results of the Company would have been as follows (in thousands, except per share amounts):

                                                          For the years ended
                                                               December
                                                         1994             1995
                                                       --------         --------
Pro forma revenues ...........................         $135,357         $132,927
                                                       ========         ========

Pro forma net income .........................         $  8,790         $ 13,323
                                                       ========         ========

Pro forma earnings per common
    and common equivalent share ..............         $    .78         $   1.12
                                                       ========         ========

         The unaudited pro forma financial information presented above gives effect to purchase accounting adjustments which have resulted or are expected to result from the acquisitions, and in the case of the NDM acquisition to the elimination of certain overhead costs which are not expected to be incurred by the combined entity. This pro forma information is not necessarily indicative of the results that would actually have been obtained had the companies been combined for the periods presented.

NOTE 11 - LEGAL MATTERS AND PRODUCT RESTRUCTURE

         On October 13, 1993, a jury in a U.S. District Court trial in Salt Lake City, Utah found that the Company's line of coated electrosurgical accessory blades infringed a patent held by a competitor. Subsequently, the District Court trial Judge fixed the damage award at $2,100,000 and issued an injunction prohibiting CONMED from selling the affected products. During 1993, the Company recorded a $5,000,000 charge related to this infringement, which included the court awarded damages, legal fees and writedown of related inventory. The $2,100,000 damage award was paid in 1995 after the award was affirmed.

         Additionally, during 1993 management determined that approximately $675,000 of inventory, primarily in the electrosurgical pencil product line, had become obsolete due to product modifications. Accordingly, these obsolete items were charged to product restructure expense.

         From time to time, the Company has been named as a defendant in certain lawsuits alleging product liability or other claims incurred in the ordinary course of business. These claims are generally covered by various insurance policies, subject to deductible amounts and maximum policy limits. Ultimate liability with respect to these contingencies, if any, is not considered to be material to the consolidated financial statements of the Company.

NOTE 12 - SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

         Selected quarterly financial data for the years ended December 30, 1994 and December 29, 1995 are follows (in thousands, except per share amounts):

                                                Three Months Ended
                                                ------------------

1994                               March         June      September     December
----                              -------      -------     ---------     --------
Net sales ..................      $17,838      $17,547      $17,264      $18,415
Gross profit ...............        7,834        7,949        7,964        8,518
Net income .................        1,147        1,263        1,357        1,649
Earnings per share .........          .12          .13          .14          .17

1994                               March         June      September     December
----                              -------      -------     ---------     --------
Net sales ..................      $19,753      $25,875      $26,258      $27,672
Gross profit ...............        9,028       12,377       12,521       13,230
Net income .................        1,840        2,818        2,889        3,316
Earnings  per share ........          .18          .24          .24          .27

                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULE




To the Board of Directors
of CONMED Corporation


Our audits of the consolidated financial statements referred to in our report dated January 29, 1996 appearing in this Current Report on Form 8-K also included an audit of the Financial Statement Schedule VIII, Valuation and Qualifying Accounts, for the three years ended December 29, 1995. In our opinion, this Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.



PRICE WATERHOUSE LLP


Syracuse, New York
January 29, 1996

                               SCHEDULE VIII - Valuation and Qualifying Accounts (In thousands)

=============================================================================================================================
Column A                             Column B                    Column C                      Column D            Column E

Description                                                     Additions
                                     Balance           ------------------------------          Deductions          Balance
                                     at                (1)                 (2)                                     at End
                                     Beginning         Charged to          Charged to                              of Period
                                     of Period         Costs and           Other
                                                       Expenses            Accounts
=============================================================================================================================
1995
----
Allowance for
bad debts .....................      $  343            $   85                                  $  (28)             $  400

Inventory
reserves ......................      $  703            $  245                                  $ (444)             $  504

Deferred tax asset
valuation allowance ...........      $ --              $5,417                                                      $5,417

1994
----
Allowance for
bad debts .....................      $  347                                                    $   (4)             $  343

Inventory
reserves ......................      $  559            $  144                                                      $  703


1993
----
Allowance for
bad debts .....................      $  303            $   44                                                      $  347

Inventory
reserves ......................      $  324            $  235                                                      $  559